Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP FOUR TIMES SQUARE
NEW YORK 10036-6522 ---------- TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com		FIRM/AFFILIATE OFFICES ------ BOSTON CHICAGO HOUSTON LOS ANGELES
PALO ALTO SAN FRANCISCO WASHINGTON, D.C. WILMINGTON ------ BEIJING BRUSSELS FRANKFURT

Spectrum Brands, Inc. Six Concourse Parkway, Suite 3300 Atlanta, Georgia 30328 Re: Spectrum Brands, Inc.—Registration Statement on Form S-3	October 29, 2009	HONG KONG LONDON MOSCOW MUNICH PARIS SÃO PAULO SHANGHAI SINGAPORE SYDNEY TOKYO TORONTO VIENNA

Ladies and Gentlemen:

We have acted as special counsel to Spectrum Brands, Inc., a Delaware corporation (the “Company”), the subsidiaries of the Company listed on Schedule I hereto (each, a “Group I Subsidiary” and, collectively, the “Group I Subsidiaries”) and the subsidiaries of the Company listed on Schedule II hereto (each, a “Group II Subsidiary” and, collectively, the “Group II Subsidiaries”; the Group I Subsidiaries and the Group II Subsidiaries, collectively, the “Opinion Guarantors”), in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-162057) filed by the Company and the Guarantors (as defined herein) with the United States Securities and Exchange Commission (the “Commission”) on September 22, 2009, as amended by the pre-effective Amendment No. 1 thereto to be filed with the Commission on the date hereof (as so amended, the “Registration Statement”), with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 22,886,685 shares (the “Secondary Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and an aggregate of $158,703,891 in principal amount of the Company’s 12% Senior Subordinated Toggle Notes due 2019 (the “12% Notes”) (such notes to be registered, the “Secondary Notes”) issued in global form under the Indenture, dated as of August 28, 2009 (the “Indenture”), by and among the Company, U.S. Bank National Association, as trustee (the “Trustee”), and the subsidiary guarantors of the Company party thereto (the “Guarantors”) and the note guarantees (the “Guarantees”) by the Guarantors contained in the Indenture. Effective as of October 1, 2009, pursuant to an internal restructuring, each of Aquarium Systems, Inc., a Delaware corporation; Aquaria, Inc., a California corporation; Southern California Foam, Inc., a California corporation; and Perfecto Manufacturing, Inc., a Delaware corporation, was merged with and into United Pet Group, Inc., a Delaware corporation and a Guarantor (“UPG”), with UPG surviving. The Secondary Shares, the Secondary Notes and the Guarantees were originally issued on August 28, 2009 pursuant to the confirmed joint plan of reorganization of the Company and its direct and indirect United States subsidiaries (the “Confirmed Plan of Reorganization”) in the chapter 11 cases, jointly administered by the United States

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Bankruptcy Court for the Western District of Texas (the “Bankruptcy Court”) as Case No. 09-50455 (the “Bankruptcy Cases”). The Secondary Shares and the Secondary Notes (together with the related Guarantees) may be offered and sold from time to time by certain security holders of the Company (the “Selling Securityholders”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a) a copy of the Registration Statement;

(b) a copy of the Confirmed Plan of Reorganization;

(c) a copy of the written order entered on July 15, 2009 by the Bankruptcy Court in the Bankruptcy Cases confirming the Confirmed Plan of Reorganization (the “Confirmation Order”);

(d) an executed copy of the Indenture;

(e) an executed copy of the global note (the “Global Note”) authenticated by the Trustee representing the 12% Notes issued by the Company on August 28, 2009 (including, without limitation, the Secondary Notes);

(f) the Certificate of Incorporation of the Company, as certified by John T. Wilson, Senior Vice President, Secretary and General Counsel of the Company (the “Spectrum Brands Certificate of Incorporation”);

(g) the Bylaws of the Company, as certified by John T. Wilson, Senior Vice President, Secretary and General Counsel of the Company (the “Spectrum Brands Bylaws”);

(h) a certified copy of certain resolutions of the Board of Directors of Spectrum Brands, Inc., a Wisconsin corporation (“Old Spectrum”), authorizing, among other things, the issuance of the shares of Common Stock of the Company, as the Delaware successor to Old Spectrum, and the 12% Notes pursuant to the Confirmed Plan of Reorganization, adopted on August 27, 2009;

(i) a certified copy of certain resolutions of the Board of Directors of the Company adopted on August 28, 2009, including a resolution adopted pursuant to Section 158 of the Delaware General Corporation Law (the “DGCL”) that the shares of Common Stock issued pursuant to the Confirmed Plan of Reorganization shall be uncertificated shares;

(j) certified copies of certain resolutions of the Board of Directors of each of the Group I Subsidiaries, in each case adopted on August 26, 2009;

(k) certified copies of certain resolutions of the shareholder of ROVCAL, Inc., a California corporation (the “California Subsidiary”), adopted on August 26, 2009;

(l) a certified copy of certain resolutions of the sole shareholder of Spectrum Jungle Labs Corporation, a Texas corporation (“Jungle Labs”), adopted on August 26, 2009;

(m) certified copies of the Certificate of Incorporation and Bylaws of each of Tetra Holding (US), Inc., ROV HOLDING, INC., Spectrum Neptune US Holdco Corporation and United Pet Group, Inc., each a Delaware corporation, from the Secretary of each such company, and certified copies of the Certificate of Incorporation and Bylaws of United Industries Corporation, a Delaware corporation, from the Assistant Secretary of such company (collectively, the “DE Organizational Documents”);

(n) certified copies of the Articles of Incorporation and Bylaws of the California Subsidiary from the Secretary of such company (collectively, the “CA Organizational Documents”);

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(o) certified copies of the Certificate of Formation and Bylaws of Jungle Labs from the Secretary of such company (collectively, the “TX Organizational Documents” and, together with the DE Organizational Documents and the CA Organizational Documents, the “Subsidiary Organizational Documents”); and

(p) the certificate by John T. Wilson, Secretary or Assistant Secretary, as applicable, of each of the Company and the Group I Subsidiaries, dated the date hereof (the “Omnibus Certificate”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Opinion Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Opinion Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company and the Group I Subsidiaries, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in paragraphs 2 and 3 below, the validity and binding effect thereof on such parties. We have also assumed that the Company, each of the Group I Subsidiaries and each of the Group II Subsidiaries has been duly organized and is, as of the date hereof, and was on August 28, 2009, validly existing in good standing, and has, as of the date hereof, and had as of August 28, 2009, requisite legal status and legal capacity under the laws of its jurisdiction of organization and that each of the Group II Subsidiaries has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of Hawaii and Missouri) in connection with the transactions contemplated by, and the performance of its obligations under, the Indenture, other than the laws of the State of New York insofar as we express our opinions herein. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Opinion Guarantors and others and of public officials, including the facts set forth in the Omnibus Certificate.

The Indenture and the 12% Notes are referred to herein collectively as the “Transaction Documents.” We do not express any opinion as to any laws other than the DGCL, the General Corporation Law of the State of California (the “CAGCL”), the Texas Business Organizations Code (the “TBOC”) and, as used herein with respect to the Transaction Documents, those laws, rules and regulations of the State of New York in each case that, in our experience, are normally applicable to transactions of the type contemplated by the issuance of the Secondary Shares, the Secondary Notes and the related Guarantees, as applicable, and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such law (other than Opined on Law) on the opinion herein stated. Insofar as the opinions expressed herein relates to matters governed by laws other than Opined on Law, we have assumed, without having made any independent investigation, that such laws do not affect the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(a) we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to the Transaction Documents (other than with respect to the Company and the

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Opinion Guarantors to the extent necessary to render the opinions set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party;

(b) in rendering the opinion set forth in paragraph 3 below with respect to the Group II Subsidiaries, we have assumed that (i) each of the Group II Subsidiaries has had the power and authority to execute and deliver the Indenture, to perform all of its obligations thereunder and to consummate the transactions contemplated thereby, (ii) the execution and delivery of the Indenture and the consummation by such Group II Subsidiary of the transactions contemplated thereby have been duly authorized by all requisite action on the part of such Group II Subsidiary and (iii) each of the Group II Subsidiaries has duly executed and delivered the Indenture;

(c) we have assumed that the execution and delivery by the Company, each of the Group I Subsidiaries and each of the Group II Subsidiaries of the Transaction Documents to which it is a party and the performance by each such company of its obligations thereunder did not, do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which such company or any of its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to, in the case of the Company, the Spectrum Brands Certificate of Incorporation and the Spectrum Brands Bylaws and, in the case of each Group I Subsidiary, such company’s Subsidiary Organizational Documents), (ii) any law, rule, or regulation to which the Company, each of the Group I Subsidiaries and each of the Group II Subsidiaries or any of its properties is subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Opined on Law), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority;

(d) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(e) we do not express any opinion as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

(f) we do not express any opinion with respect to the enforceability of any Transaction Document to the extent it provides for interest on interest or interest in violation of usury laws;

(g) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Indenture or the 12% Notes, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations;

(g) in the case of the Guarantees, certain of the provisions, including waivers, with respect to the Guarantees are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Guarantees, taken as a whole;

(h) we do not express any opinion as to the enforceability of Section 11.01 of the Indenture to the extent that the same provides that the obligations of the Opinion Guarantors are absolute and unconditional irrespective of the validity or enforceability of the Indenture or the 12% Notes or the effect thereof on the opinions herein stated;

(i) in rendering the opinions set forth in paragraphs 1, 2 and 3 below, we have assumed that the Confirmation Order remains in full force and effect as of the date hereof; and

(j) in rendering the opinion set forth in paragraph 2 below, we have assumed that the Trustee’s certificate of authentication of the Global Note has been manually signed by one of the Trustee’s authorized officers.

We understand that you are separately receiving opinions with respect to certain of the foregoing assumptions from (i) Thompson Coburn LLP with respect to Schultz Company, a Missouri corporation, and

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(ii) Cades Schutte LLP with respect to DB Online, LLC, a Hawaii limited liability company, and we are advised that such opinions contain qualifications. Our opinions herein stated are based on the assumptions specified above, and we do not express any opinion as to the effect on the opinions herein stated of the qualifications contained in such other opinions.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Secondary Shares being sold by the Selling Securityholders have been validly issued and are fully paid and nonassessable under the Opined on Law under the DGCL.

2. The Secondary Notes being sold by the Selling Securityholders have been duly authorized and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms under the Opined on Law of the State of New York.

3. The Guarantee by each of the Group I Subsidiaries has been duly authorized, and the Guarantee by each of the Opinion Guarantors of each of the Secondary Notes being sold by the Selling Securityholders constitutes the valid and binding obligation of such Opinion Guarantor, enforceable against such Opinion Guarantor in accordance with its terms under the Opined on Law of the State of New York.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to us under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule I

Spectrum Jungle Labs Corporation (TX)

Tetra Holding (US), Inc. (DE)

ROV HOLDING, INC. (DE)

ROVCAL, Inc. (CA)

United Industries Corporation (DE)

Spectrum Neptune US Holdco Corporation (DE)

United Pet Group, Inc. (DE)

Schedule II

Schultz Company (MO)

DB Online, LLC (HI)